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                    RESTRICTED STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into on September 1, 1994, by and between NICHOLS RESEARCH CORPORATION, a Delaware corporation having its principal offices in Huntsville, Alabama (the "Company"), and MICHAEL J. MRUZ (the "Purchaser").


                           W I T N E S S E T H:


     WHEREAS, the Purchaser has been employed as President of the Company pursuant to an Employment Agreement dated June 6, 1994;

     WHEREAS said Employment Agreement granted to Purchaser an option to purchase 70,000 shares of the $.01 par value common stock of the Company (the "Common Stock") commencing on September 1, 1994; and

     WHEREAS Purchaser desires to exercise the aforesaid option and purchase the Common Stock, and the Company is willing to issue the Common Stock to Purchaser upon receipt of the entire specified purchase price and the Purchaser's compliance with the other terms of this Agreement.

     THEREFORE in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1. EXERCISE OF OPTION; SALE OF SHARES. The Purchaser hereby exercises the option granted to him under his Employment Agreement with the Company and elects to purchase 70,000 shares of the Common Stock (the "Shares"). The Company hereby agrees to issue and deliver to Purchaser, and Purchaser agrees to purchase and accept from Company, the Shares. The purchase price for the Shares shall be ninety percent (90%) of the fair market value of the Shares on the date hereof, and shall be paid by Purchaser in immediately available funds simultaneously with the execution of this Agreement. For this purpose, "fair market value" shall mean the closing sale price of the Common Stock as reported on NASDAQ. The Company shall deliver to Purchaser a certificate evidencing the Shares within ten (10) business days (excluding legal holidays) of execution of this Agreement.

     2. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Purchaser as follows:

          (a) Company has full legal power and authority to execute, deliver and perform this Agreement, to issue the Shares to the Purchaser pursuant to this Agreement, and to deliver the certificate representing the Shares. This Agreement constitutes a valid and legally binding obligation of the Company.

          (b) The Shares shall be issued to Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Act"), the Virginia Securities Act (the "Virginia Act"), and the Alabama Securities Act (the "Alabama Act"). The certificate evidencing the Shares shall bear a legend restricting the transfer of the Shares unless such Shares are registered or exempt from registration under the Act and any applicable state securities laws.

     3.    PURCHASER'S   REPRESENTATIONS  AND  WARRANTIES.   The  Purchaser
represents and warrants to the Company as follows:
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          (a)  The Purchaser has received and examined the Company's Annual
Report on Form 10-K for the year ended August 31, 1993; the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1993, February 28, 1994, and May 31, 1994; and the Company's 1993 Annual Report to Shareholders, and Purchaser has had the opportunity to make whatever investigations and obtain such other information concerning the Company deemed relevant in order to make an informed judgment on whether or not to purchase the Shares.

          (b) The Shares have not been registered under the Act, the Virginia Act or the Alabama Act and are sold to Purchaser in reliance upon an exemption from such registration. Purchaser is purchasing the Shares for his own account for investment purposes only and not with a view toward resale or other distribution. The certificate evidencing the Shares will bear a legend restricting the sale of the Shares unless registered or exempt from registration under the Act and any applicable state securities laws.

          (c) Because such Shares are not registered and are subject to other restrictions on the transfer described herein, the Purchaser understands he may have to retain such Shares for several years. The Purchaser does not anticipate any need to dispose of the Shares in the immediate future. Purchaser is fully able to bear the economic risks associated with his investment, including the risk that the Purchaser may lose his entire investment in the Shares. Purchaser has such knowledge, information and experience in financial, business and investment matters necessary for him to evaluate the risks and merits of acquiring the Shares.

          (d)  The Company has no obligation to register the Shares.

          (e) The Purchaser understands that the difference between the purchase price and the fair market value of the Shares at the time the Shares become transferable or no longer subject to a substantial risk of forfeiture (a "Tax Event") will be taxed under Section 83 of the Internal Revenue Code (the "Code") as ordinary income upon the occurrence of a Tax Event, unless the Purchaser elects pursuant to Section 83(b) and within thirty (30) days hereof to be taxed currently on the difference between the purchase price and the fair market value of the Shares on the date hereof. The Purchaser shall be responsible for and pay all federal, state and local taxes associated with the exercise of the option, the receipt of the Shares and any future sale or other disposition of the Shares.

          (f)  Purchaser is a bona fide resident of the State of Virginia.

          (g) The Purchaser understands the meaning and legal consequences of the representations and warranties contained in this Section 3 and agrees to indemnify and hold harmless the Company, its officers, directors and representatives from and against any and all loss, damage or liability due to or arising out of breach of any such representation or warranty.

          (h)  As President of the Company, the Purchaser is subject to
Section 16 of the Securities Exchange Act of 1934 and is an "affiliate" of the Company as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission.

     4. COMPANY'S RIGHT OF FIRST REFUSAL. The Purchaser agrees that should the Purchaser desire to sell any of the Shares within two (2) years after the date on which such Shares may be sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission, he shall first offer
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in writing to sell such Shares to the Company at the purchase price paid by
Purchaser for such Shares under this Agreement. If within thirty (30) days of receipt of such offer the Company declines to repurchase such Shares, the Purchaser shall have the right to sell such Shares, subject to applicable restrictions under the applicable federal and state securities laws. If the Company elects to purchase the Shares, the Company shall deliver to Purchaser simultaneously with its notice of election to purchase the Shares, a check for the purchase price and the Purchaser shall immediately execute and deliver to the Company a stock transfer power for the Shares and he shall also deliver the certificate representing the Shares, free and clear of any liens, encumbrances or other claims. The certificate evidencing such Shares shall bear an appropriate legend in accordance with this Section 4.

          The price per share to be paid by the Company shall be adjusted in the event of any stock split, stock dividend or other recapitalization of the Company involving the receipt of shares without additional considerations, and all shares resulting from any such stock split, stock dividend or other recapitalization shall be subject to the Company's right of first refusal under this Section 4 to the same extent as the original Shares involved in such stock split or recapitalization or on the basis of which the stock dividend is made. The total price to be paid by the Company for the Shares and any resulting shares shall remain the same, i.e., the price Purchaser paid hereunder for the Shares.


     5. SURVIVAL OF WARRANTIES. The representations and warranties set forth in Sections 2 and 3 above and Section 6 below shall survive the consummation of the transaction contemplated by this Agreement, and shall continue in effect notwithstanding any investigation made by the parties hereto.

     6. NO BROKER. Purchaser and Company each represent to the other that neither they nor their agents, servants, officers, directors, or shareholders have employed any broker, finder, or intermediary, including, without limitation, any employee of Purchaser or Company in connection with this transaction. Purchaser and Company each agree to indemnify and hold harmless one another against any claim for such fee or commission based on any alleged agreement or understanding with the indemnifying party.

     7.  MISCELLANEOUS.

          (a) EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and consummation of the transaction contemplated hereby shall be paid by the party incurring such expense.

          (b) GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Alabama.

          (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Company and Purchaser with respect to the Shares, is independent of and separate from all other agreements and understanding between Company and Purchaser, and supercedes all prior agreements and understandings between Company and Purchaser with respect to the Shares.

          (d) AMENDMENTS. This Agreement shall not be modified or amended except by an instrument, in writing, signed by Company and Purchaser or their duly authorized representatives.
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          (e)  WAIVER.  The failure of either party to insist, in one or more instances, on the performance by the other party in strict accordance with any term or condition of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of any right to demand future performance of any such term or condition of this Agreement, unless such waiver is set forth in a written instrument signed by the waiving party or a duly authorized representative of the waiving party. No waiver of any provision or provisions of this Agreement shall be deemed to constitute a waiver of any other provision.

          (f) COUNTERPARTS- This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (g) TITLES AND HEADINGS. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

          (h) ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, administrators, executors, guardians, conservators, trustees, other personal representatives, successors and assigns.

          (i) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or mailed by registered or certified mail, return receipt requested and postage prepaid, to the Purchaser or the Company at his or its address set forth below.

          (j) Counsel. Purchaser acknowledges and agrees that Lanier Ford Shaver & Payne P.C. represents only the Company in connection with this Agreement and the consummation of the transaction contemplated hereby. Purchaser further acknowledges that Purchaser has had the opportunity to be represented at all times by an attorney of Purchaser's own choosing in connection with this Agreement and the consummation of the transaction contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    NICHOLS RESEARCH CORPORATION


                                    By:    Chris H. Horgen
                                    --------------------------------
                                       Its Chief Executive Officer
Address:
4040 Memorial Parkway, S.                        "Company"
Huntsville, Alabama  35802


                                           Michael J. Mruz
                                    -----------------------------------
                                    MICHAEL J. MRUZ
Address:
9465 Deramus Farm Court                         "Purchaser"
Vienna, Virginia  22182